Exhibit 99.1

ACACIA RESEARCH CORPORATION

NOTICE TO STOCKHOLDERS WHO ARE RECORD HOLDERS

Up to 9,618,639 Shares of Common Stock Issuable Upon Exercise of Non-Transferable Rights

February 14, 2023

Dear Stockholder:

Enclosed for your consideration is a prospectus supplement, dated February 14, 2023 (as amended and supplemented from time to time, the “Prospectus Supplement”), and the accompanying prospectus, dated November 23, 2020 (together with the Prospectus Supplement, the “Prospectus”), relating to the offering by Acacia Research Corporation (the “Company”) of non-transferable subscription rights (the “Rights”) to subscribe for up to an aggregate of 9,618,639 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Rights will be issued to record holders (“Eligible Securityholders”) of the Company’s Common Stock as of 5:00 p.m., Eastern time, on February 13, 2023 (the “Record Date”). The Rights are offered on the terms and subject to the conditions described in the Prospectus.

The Rights may be exercised at any time during the subscription period, which commences on February 14, 2023 and ends at 5:00 p.m., Eastern time, on March 1, 2023, unless extended by the Company (the “Expiration Date”). The Rights are non-transferable and will not be listed for trading on any stock exchange. This means that Rights holders may not sell, transfer or assign their Rights to anyone else. The Common Stock is listed on the NASDAQ Global Select Market under the symbol “ACTG.”

As described in the Prospectus, each Eligible Securityholder is entitled to receive one (1) Right for every four (4) outstanding shares of Common Stock owned by such Eligible Securityholder on the Record Date. The Rights entitle the holder thereof to purchase one (1) new share of Common Stock for every one (1) Right held (the “Subscription”) at the price of $5.25 per share (the “Subscription Price”). Rights holders may only purchase the number of shares of Common Stock purchasable upon exercise of the Rights distributed to them.

The Rights will be evidenced by subscription rights certificates (the “Subscription Rights Certificates”). No fractional shares of Common Stock will be issued pursuant to the Rights.

Rights holders who exercise their Rights will have no right to rescind their subscription after receipt of their completed Subscription Rights Certificates together with payment for shares.

Enclosed are copies of the following documents:

1.	the Prospectus;

2.	a Subscription Rights Certificate; and

3.	a return envelope, addressed to Broadridge Corporate Issuer Solutions, LLC.

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Your prompt attention is requested. To exercise Rights, you should complete and sign the Subscription Rights Certificate and forward it, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Subscription to Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”), as indicated on the Subscription Rights Certificate.

Certificate and as indicated in the Prospectus. The Subscription Agent must receive the properly completed and duly executed Subscription Rights Certificate and full payment of the Subscription Price on or prior to the Expiration Date.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, TOLL-FREE AT THE FOLLOWING TELEPHONE NUMBER: (888) 789-8409 OR VIA EMAIL AT SHAREHOLDER@BROADRIDGE.COM.

Important Information

This communication is not an offer to sell or the solicitation of an offer to buy any securities, and neither we nor the Company will offer or sell the securities referred to herein in any jurisdiction in which such offer or sale would be unlawful. The offering referred to in this communication may be made in the United States only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

The Company filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) on November 23, 2020 covering, among other things, the Rights and the shares of Common Stock to be issued upon the exercise thereof, to which this communication relates. The prospectus in that registration statement, together with the Prospectus Supplement that the Company filed with the SEC on February 14, 2023 and the documents incorporated by reference in the Prospectus, as well as other documents the Company has filed with the SEC, are available for free by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting us at the number or e-mail address above.

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